UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2023

F45 Training Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40590 (Commission File Number)	84-2529722 (I.R.S. Employer Identification No.)

3601 South Congress Avenue, Building E Austin, Texas 78704 (Address of Principal Executive Offices) (737) 787-1955 (Registrant's telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 210.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00005 per share	FXLV	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Letter Agreement

In connection with the Subordinated Credit Agreement, dated as of February 14, 2023, by and among F45 Training Holdings Inc. (the “Company”), as borrower, the other loan parties party thereto, the lenders party thereto and Alter Domus (US) LLC, as administrative agent and as Australian security trustee, the Company and affiliates of Kennedy Lewis Management LP (“KLIM”) entered into a letter agreement, dated as of February 14, 2023 (the “Side Letter”), as previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 15, 2023.

On July 13, 2023, the Company and such affiliates of KLIM entered into an Amendment to the Side Letter (the “Amendment”) to extend the time period provided to the Company to identify a permanent Chief Financial Officer candidate.

The foregoing summary of the Amendment does not purport to be a complete description of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Financial Officer

On July 13, 2023, the Board appointed Patrick Grosso as Interim Chief Financial Officer, in light of the vacancy created by Robert Madore’s resignation as Interim Chief Financial Officer on July 9, 2023. Mr. Grosso has served as the Company’s Chief Legal Officer since October 2019, and will be continuing in his role as Chief Legal Officer. Mr. Grosso has over 20 years of legal and financial experience, where he has advised on strategic efforts to grow national and global brands and financial transactions, including initial public offerings, recapitalizations, asset acquisitions and the sale of a public company. From March 2018 to April 2019, Mr. Grosso served as Chief Financial Officer, Chief Administrative Officer and Chief Legal Officer for Upwell Health, LLC, a branded national pharmacy concept focused on helping individuals with chronic conditions, where he was responsible for finance, accounting, supply chain, legal, compliance and human resources. From 2016 until March 2018, he was self-employed as an attorney. From 2013 to 2016, Mr. Grosso served as Vice President, Strategic Initiatives and Corporate Affairs and Chief Legal Officer for Skullcandy, Inc. (Nasdaq: SKUL - Acquired), a global consumer electronics brand sold in over 80 countries, where he was responsible for multiple departments globally and the public sale process of the company. From 2008 to 2012, Mr. Grosso served as Vice President and General Counsel for Tilly’s, Inc. (NYSE: TLYS - IPO), a branded national clothing retailer, where his responsibilities included transitioning the company from being privately held to publicly traded. From 2001 to 2008, Mr. Grosso served in various leadership roles for national mortgage lenders. Mr. Grosso was also an associate with the international law firm of Latham & Watkins LLP and an attorney with the U.S. Securities and Exchange Commission, Division of Corporation Finance. Mr. Grosso holds a Juris Doctor from Pepperdine University and a Bachelor of Science in Economics, with a focus on Industrial Economics, from California State Polytechnic University, Pomona. Mr. Grosso is licensed to practice law in California, with inactive licenses in Texas and Washington, D.C. and is a Certified Public Accountant (inactive).

There are no arrangements or understandings between Mr. Grosso and any other persons pursuant to which Mr. Grosso was selected as an officer of the Company, and Mr. Grosso has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Act.

On July 13, 2023, the Company entered into an Amended and Restated Executive Employment Agreement with Mr. Grosso in connection with his service as Interim Chief Financial Officer and Chief Legal Officer (the “Grosso Employment Agreement”). The Grosso Employment Agreement amends and restates the Executive Employment Agreement, by and between the Company and Mr. Grosso, dated July 5, 2021. The Grosso Employment Agreement provides for at-will employment with no specified term, and Mr. Grosso will receive a base salary of $700,000, with an annual performance eligibility target of $525,000. In addition, Mr. Grosso will be eligible to receive stock options and other equity incentive grants as determined by the Board. The Grosso Employment Agreement also provides that Mr. Grosso is eligible to participate in any employee benefits or compensation practices generally available to other executive officers of the Company, including paid time off policies. The Grosso Employment Agreement contains certain severance provisions which provide for the benefits to be received by Mr. Grosso upon termination of employment under specified circumstances. In the event of Mr. Grosso’s termination of employment due to Mr. Grosso’s dismissal or discharge other than for cause or by reason of his death or disability, and subject to certain conditions, Mr. Grosso will receive (i) a cash severance payment in an amount equal to $1,500,000 if such termination occurs prior to December 31, 2023, and (ii) an amount equal to the sum of (x) the equivalent of six (6) months of Mr. Grosso’s base salary and (y) the equivalent of six (6) months of Mr. Grosso’s target bonus, if such termination occurs on or after January 1, 2024. On the date of any such termination, Mr. Grosso’s unvested stock options, restricted stock, restricted stock units, performance stock units and other equity-based awards will become immediately vested. Pursuant to the Grosso Employment Agreement, Mr. Grosso has also agreed that, during the term of his employment, he will not directly or indirectly engage in or become financially interested in any business that is known by Mr. Grosso to compete directly with the Company.

The foregoing summary of the Grosso Employment Agreement does not purport to be a complete description of the Grosso Employment Agreement and is qualified in its entirety by reference to the full text of the Grosso Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Appointment of Chief Operating Officer

On July 13, 2023, the Board appointed Ryan Mayes as Chief Operating Officer. Prior to his appointment, Mr. Mayes served as the Company’s Chief Strategy Officer and held such role since October 2021. Prior to joining the Company, Mr. Mayes spent 11 years at Goldman Sachs in the Investment Banking Division where he advised private and public companies in the consumer and retail industries on various strategic transactions such as M&A, IPOs and other financings. He received his Bachelor of Science in Business Administration from The Ohio State University.

There are no arrangements or understandings between Mr. Mayes and any other persons pursuant to which Mr. Mayes was selected as an officer of the Company, and Mr. Mayes has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Act.

On July 13, 2023, the Company entered into an Amended and Restated Executive Employment Agreement with Mr. Mayes in connection with his service as Chief Operations Officer (the “Mayes Employment Agreement”). The Mayes Employment Agreement amends and restates the Executive Employment Agreement, by and between the Company and Mr. Mayes, dated October 18, 2021. The Mayes Employment Agreement provides for at-will employment with no specified term, and Mr. Mayes will receive a base salary of $575,000, with an annual performance eligibility target of $431,250. In addition, Mr. Mayes will be eligible to receive stock options and other equity incentive grants as determined by the Board. The Mayes Employment Agreement also provides that Mr. Mayes is eligible to participate in any employee benefits or compensation practices generally available to other executive officers of the Company, including paid time off policies. The Mayes Employment Agreement contains certain severance provisions which provide for the benefits to be received by Mr. Mayes upon termination of employment under specified circumstances. In the event of Mr. Mayes’s termination of employment due to Mr. Mayes’s dismissal or discharge other than for cause or by reason of his death or disability, and subject to certain conditions, Mr. Mayes will receive (i) a cash severance payment in an amount equal to $666,666.67 if such termination occurs prior to July 18, 2023, and (ii) an amount equal to the sum of (x) the equivalent of six (6) months of Mr. Mayes’s base salary and (y) the equivalent of six (6) months of Mr. Mayes’s target bonus, if such termination occurs on or after July 18, 2023. Upon the date of any such termination, Mr. Mayes’s unvested stock options, restricted stock, restricted stock units, performance stock units and other equity-based awards will become immediately vested. Pursuant to the Mayes Employment Agreement, Mr. Mayes has also agreed that during the term of his employment he will not directly or indirectly engage in or become financially interested in any business that is known by Mr. Mayes to compete directly with the Company.

The foregoing summary of the Mayes Employment Agreement does not purport to be a complete description of the Mayes Employment Agreement and is qualified in its entirety by reference to the full text of the Mayes Employment Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Amended and Restated Employment Agreement for Chief Revenue Officer

On July 13, 2023, the Company entered into an Amended and Restated Executive Employment Agreement with Luke Armstrong in connection with his service as Chief Revenue Officer (the “Armstrong Employment Agreement”). Mr. Armstrong has served as the Company’s Chief Revenue Officer since January 2019. The Armstrong Employment Agreement amends and restates the Executive Employment Agreement, by and between the Company and Mr. Armstrong, dated July 5, 2021. The Armstrong Employment Agreement provides for at-will employment with no specified term, and Mr. Armstrong will receive a base salary of $780,000, with an annual performance eligibility target of $585,000. In addition, Mr. Armstrong will be eligible to receive stock options and other equity incentive grants as determined by the Board. The Armstrong Employment Agreement also provides that Mr. Armstrong is eligible to participate in any employee benefits or compensation practices generally available to other executive officers of the Company, including paid time off policies. The Armstrong Employment Agreement contains certain severance provisions which provide for the benefits to be received by Mr. Armstrong upon termination of employment under specified circumstances. In the event of Mr. Armstrong’s termination of employment due to Mr. Armstrong’s dismissal or discharge other than for cause or by reason of his death or disability, and subject to certain conditions, Mr. Armstrong will receive (i) a cash severance payment in an amount equal to $2,400,000 if such termination occurs prior to May 31, 2024, and (ii) an amount equal to the sum of (x) the equivalent of six (6) months of Mr. Armstrong’s base salary and (y) the equivalent of six (6) months of Mr. Armstrong’s target bonus, if such termination occurs on or after May 31, 2024. Upon the date of any such termination, Mr. Armstrong’s unvested stock options, restricted stock, restricted stock units, performance stock units and other equity-based awards will become immediately vested. Pursuant to the Armstrong Employment Agreement, Mr. Armstrong has also agreed that during the term of his employment he will not directly or indirectly engage in or become financially interested in any business that is known by Mr. Armstrong to compete directly with the Company.

The foregoing summary of the Armstrong Employment Agreement does not purport to be a complete description of the Armstrong Employment Agreement and is qualified in its entirety by reference to the full text of the Armstrong Employment Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Side Letter, dated as of July 13, 2923, by and among F45 Training Holdings Inc. and each Lender signatory thereto.
10.2#	Amended and Restated Executive Employment Agreement, entered into as of July 13, 2023, by and between Patrick Grosso and F45 Training Holdings Inc.
10.3#	Amended and Restated Executive Employment Agreement, entered into as of July 13, 2023, by and between Ryan Mayes and F45 Training Holdings Inc.
10.4#	Amended and Restated Executive Employment Agreement, entered into as of July 13, 2023, by and between Luke Armstrong and F45 Training Holdings Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#     Management contract or compensatory plan arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2023	F45 Training Holdings Inc.

	By:	/s/ Patrick Grosso
Patrick Grosso
Interim Chief Financial Officer and Chief Legal Officer